Exhibit 25.2

FORM T – 1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

_____________________________________	95-3571558
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

700 SOUTH FLOWER STREET, 2nd FLOOR LOS ANGELES, CALIFORNIA	90017
(Address of principal executive offices)	(Zip Code)

TORCHMARK CORPORATION

(Exact name of obligor as specified in its charter)

DELAWARE	63-0780404
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

3700 SOUTH STONEBRIDGE DRIVE McKINNEY, TEXAS	75070
(Address of principal executive offices)	(Zip Code)

SUBORDINATED DEBT SECURITIES

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency U. S. Department of the Treasury Washington, DC 20219
Federal Reserve Bank, San Francisco, CA 94105
Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

ITEMS 3-15.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.

ITEM 16.	LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility. Exhibits identified in parentheses below, already on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(c).

1. A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2. A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4. A copy of the existing bylaws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5. Not applicable.

6. Consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of the Trustee’s supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama, on the 26th day of April, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Charles S. Northen, IV
Charles S. Northen, IV
Vice President

EXHIBIT 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of SUBORDINATED DEBT SECURITIES by Torchmark Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

Dated: April 26, 2006

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Charles S. Northen, IV
Charles S. Northen, IV
Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	9,859
Interest-bearing balances	0
Securities:
Held-to-maturity securities	70
Available-for-sale securities	62,079
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	38,000
Securities purchased under agreements to resell	105,100
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,113
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	265,964
Other Intangible Assets	16,292
Other assets	39,519

Total assets	$540,996

LIABILITIES

Deposits:
In domestic offices	7,729
Noninterest-bearing	7,729
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	68,953
Total liabilities	$134,682

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	84,070
Accumulated other comprehensive income	(276)
Other equity capital components	0
Total equity capital	$406,314

Total liabilities, minority interest, and equity capital	$540,996

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William J. Winkelmann    )    Vice President